Exhibit 23.1.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Northern Star Acquisition Corp. on Form S-4 Amendment # 4 (File No. 333-252603) of our report dated November 19, 2020, with respect to our audit of the financial statement of Northern Star Acquisition Corp. as of November 13, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP
New York, NY
May 3, 2021